UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2007 Viewpoint Corporation, Overture Services, Inc. and Overture Search Services (Ireland) Limited executed Amendment No. 5 to the Overture Master Agreement entered into as of January 14, 2004, as amended by (i) Amendment No. 1 to the Overture Master Agreement, entered into as of May 11, 2004, (ii) Amendment No. 2 to the Overture Master Agreement, entered into as of December 1, 2004, (iii) Amendment No. 3 to the Overture Master Agreement, entered into as of October 26, 2005 and (iv) Amendment No. 4 to the Overture Master Agreement entered into as of June 2, 2006, which provides Viewpoint with the ability to provide Yahoo! News Results. Amendment No. 5 to the Master Agreement provides Viewpoint with the ability to deliver Yahoo! Shopping Results, increases the potential revenue share percentage paid by Overture Services, Inc. and Overture Search Services (Ireland) Limited to Viewpoint Corporation and provides additional territories where Viewpoint Corporation can provide Yahoo! Search results. Amendment No. 5 to the Overture Master Agreement is filed on a confidential basis with the Securities and Exchange Commission with certain terms marked as confidential.

The foregoing is a summary of the terms of Amendment No. 4 and Amendment No. 5 to the Overture Master Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 and Amendment No. 5 to the Overture Master Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2007, Viewpoint Corporation (the “Company”) received written notification from the NASDAQ Listing Qualifications Department that the Staff had approved the Company’s application to transfer the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s securities commenced trading on The Nasdaq Capital Market effective May 29, 2007.

On May 30, 2007, the Company received notification that although it did not regain compliance with Marketplace Rule 4450(a)(5) by May 29, 2007, it met all of the initial inclusion criteria for The Nasdaq Capital Market set forth in Marketplace Rule 4310(c) (except for bid price) on that date. The Company in accordance with Marketplace Rule 4310(c)(8)(D), has been provided an additional 180 calendar day compliance period while listed on The Nasdaq Capital Market, or until November 26, 2007 to regain compliance. To regain compliance, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days at any time before November 26, 2007, subject to certain exceptions.

If the Company does not demonstrate compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Marketplace Rule 4310(c)(4) by November 27, 2007, the Company will be notified that its securities will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist its securities to a Listing Qualifications Panel.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits

The following exhibits are filed herewith:

		10.1	Amendment No. 4 to Overture Master Agreement, entered into as of June 2, 2006, by and among Viewpoint Corporation and Overture Services, Inc.

		10.2	Amendment No. 5 to Overture Master Agreement, entered into as of May 8, 2007, by and among Viewpoint Corporation and Overture Services, Inc. and Overture Search Services (Ireland) Limited.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Christopher C. Duignan
Christopher C. Duignan
Chief Financial Officer

Dated: May 31, 2007